Exhibit 10.1

NOTE REPURCHASE AGREEMENT

        AGREEMENT dated as of _______, 2003 between Arch Wireless Holdings, Inc., a Delaware corporation (“AWHI”), and the undersigned holder (“Holder”).

        In consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.        As soon as practicable following the execution of this Agreement, Holder shall sell to AWHI, and AWHI shall purchase from Holder, $_______ in aggregate face principal amount ($_______ compounded value as of ______) of AWHI’s 12% Subordinated Secured Compounding Notes due 2009 (the “Notes”) for a cash purchase price of $_______ plus all accrued and unpaid interest thereon from ________ through the date of payment ($_______ as of _______).

    2.        The parties acknowledge and agree that: (a) Holder has asked AWHI not to disclose to Holder any material, non-public information concerning AWHI or its affiliates; (b) AWHI may have material, non-public information concerning the business, assets, liabilities, results of operation and/or prospects of AWHI and/or AWHI’s affiliates, including for example, but without limitation, information concerning AWHI’s anticipated operating results for the quarter ended September 30, 2003 and future periods and possible business combination transactions involving AWHI and/or its affiliates; (c) neither AWHI nor anyone affiliated with AWHI has provided any material, non-public information concerning AWHI or its affiliates to Holder; (d) neither AWHI nor anyone affiliated with AWHI has provided any representation or warranty, express or implied, to Holder except as specifically contained herein; and (e) AWHI is relying on the accuracy of Holder’s representations herein in entering into this transaction.

    3.        Holder represents and warrants that: (a) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended; (b) it is a sophisticated investor and has made the decision to sell the Notes to AWHI independently, based upon its analysis of available information and without reliance on AWHI; (c) it has sufficient information concerning AWHI and the Notes and sufficient experience in business, financial and investment matters to be able to evaluate the merits and risks involved with this transaction, to make an informed investment decision with respect to this transaction and to negotiate the terms of this transaction; (d) Holder has had the opportunity to consult with such legal, financial and other advisors as it deems appropriate with respect to this transaction; (e) it has full power and authority to enter into and perform this agreement and to sell, assign and transfer the Notes to AWHI; and (f) the Notes are free and clear of all liens, charges and encumbrances created by Holder.

    4.        Holder waives any and all rights and claims it may have or hereafter acquire against AWHI and its affiliates relating to any failure to disclose to Holder any material, non-public information concerning AWHI or its affiliates in connection with this transaction.

    5.        AWHI represents and warrants that it has full power and authority to enter into and perform this agreement and to purchase the Notes from Holder.

    6.        Upon AWHI’s request, Holder shall execute and deliver such documents and instruments as are necessary to evidence and effect the sale, assignment and transfer of the Notes to AWHI.

    7.        This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to its conflicts of law rules.

    8.        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and assigns.

        IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

ARCH WIRELESS HOLDINGS, INC. BY: —————————————— NAME: Gerald J. Cimmino TITLE: Vice President & Treasurer

HOLDER NAME: BY: —————————————— NAME: TITLE: